Exhibit 4.1

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE

Date of Issuance
Principal Amount of Note: $___________	________ ___, 2022

FOR VALUE RECEIVED, Gaucho Group Holdings, Inc., a Delaware corporation located at 112 NE 41st Street, Suite 106, Miami, FL 33137 (the “Company” or “GGH”) hereby promises to pay to the order of _______________ (the “Holder”), the principal sum of US$______________ (the “Principal Amount”), together with interest thereon from the date of issuance of this convertible promissory note (this “Note”). Interest will accrue at a simple rate of 7% per annum. Unless earlier converted into Conversion Units (as defined below), the principal and accrued interest of this Note will be due and payable by the Company as of the date that is 12 months from the date of the 2022 Annual General Stockholder Meeting (the “2022 AGM”) of the Company (the “Maturity Date”).

This Note is one of a series of convertible promissory notes (collectively, the “Series Notes”) issued by the Company to investors with identical terms and on the same form as set forth herein (except that the holder, principal amount and date of issuance may differ in each Note). The Company is offering the Series Notes in a total amount of up to $3,000,000 and if subject to conversion pursuant to Section 3 of this Note, is relying on the exemptions from registration pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of Securities Act of 1933, as amended (the “1933 Act”) and will receive an additional $3,000,000 assuming the exercise of all Conversion Warrants.

1. Payment. Subject to Section 3 below, the Company shall pay this Note in cash on or before the Maturity Date. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal.

2. Security. This Note is a general unsecured obligation of the Company.

3. Conversion. This Note is convertible into Units pursuant to the terms set forth below. Each Unit is comprised of one share of common stock of the Company (the “Conversion Shares”) and one warrant to purchase one common share of the Company (the “Conversion Warrant”). The shares of common stock issued upon exercise of the Conversion Warrant are the “Warrant Shares.” The form of Conversion Warrant is attached hereto as Exhibit A.

3.1 Mandatory Conversion. At such time when the Company has sufficient shares of common stock authorized, and in accordance with Nasdaq Rule 5635(d), the stockholders holding a majority of the common stock represented at the 2022 AGM approves the issuance of shares of common stock to be issued upon conversion of this Note in an amount that exceeds 20% of the outstanding shares of common stock or voting power of the Company outstanding before the offering of these Notes (the “Authorization Date”), the outstanding principal balance of this Note, together with interest hereon through the Authorization Date, shall convert into Units effective upon the Authorization Date (the “Mandatory Conversion”). The Note shall convert into Units based on a conversion price of the lesser of: (a) $0.55 per Unit; and (b) the three-day volume weighted average closing price (“VWAP”) of the Company’s common stock beginning on the date that is two days prior to stockholder approval at the 2022 AGM. Each Conversion Warrant will be exercisable at the same price per share as determined above.

3.2 Restricted Shares. This Warrant, the Units, the Conversion Shares, the Conversion Warrant, and the Warrant Shares (the “Securities”) will be restricted securities which may not be sold or otherwise transferred unless they have been registered under the 1933 Act or unless the Company is satisfied that any proposed transfer is exempt from registration under the 1933 Act. As such, there shall be noted with respect to the Securities being acquired by Holder a legend such as the following setting forth the restrictions on transferability of such shares:

THE securities REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE securities MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION BY COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

4. Access to Information; Representations and Warranties of the Holder. In connection with the transactions contemplated by this Note, the Holder hereby represents and warrants to the Company as follows:

4.1 Authorization. The Holder has full power and authority (and, if an individual, the capacity) to enter into this Note and to perform all obligations required to be performed by it hereunder. This Note, when executed and delivered by the Holder, will constitute the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally; and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2 Purchase Entirely for Own Account. The Holder acknowledges that this Note is made with the Holder in reliance upon the Holder’s representation to the Company, which the Holder hereby confirms by executing this Note, that this Note will be acquired for investment for the Holder’s own account, not as a nominee or agent (unless otherwise specified on the Holder’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Note or Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

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4.3 Disclosure of Information; Non-Reliance. The Holder acknowledges that it has received and reviewed all the information it considers necessary or appropriate to enable it to make an informed decision concerning the Note and the Securities, including but not limited, to the filings made with the Securities and Exchange Commission by the Company which are publicly available at https://www.sec.gov/edgar/browse/?CIK=1559998&owner=exclude. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and the Securities. The Holder confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to acquire the Note and the Securities, the Holder is not relying on the advice or recommendations of the Company and has made its own independent decision that the investment in the Note and the Securities is suitable and appropriate for the Holder. The Holder understands that no federal or state agency has passed upon the merits or risks of an investment in the Note or the Securities or made any finding or determination concerning the fairness or advisability of this investment.

4.4 Investment Experience. The Holder acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Note and the Securities.

4.5 Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act as marked on the U.S. Accredited Investor Certificate attached hereto as Exhibit B. The Holder agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Note and the Securities.

4.6 Limited Public Market. The Holder understands that currently there is a limited public market for the Note and the Securities and that the Company has made no assurances that a public market will continue to exist for the Securities.

4.7 No General Solicitation. The Holder, and its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder solicited offers for or offered or sold the Note and the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the 1933 Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act. The Holder acknowledges that neither the Company nor any other person offered to sell the Note and the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the 1933 Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act. The Holder represents and warrants that it is entering into this Note because of a substantive pre-existing relationship between the Holder and the Company.

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4.8 Residence. If the Holder is an individual, then the Holder resides at the address shown on the Holder’s signature page hereto. If the Holder is a partnership, corporation, limited liability company or other entity, then the Holder’s principal place of business is located in the state or province identified in the address shown on the Holder’s signature page hereto.

4.9 Foreign Investors. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to acquire the Note and the Securities, including (a) the legal requirements within its jurisdiction to acquire the Note and the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Note and the Securities. The Holder’s subscription and payment for and continued beneficial ownership of the Note and the Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction. The Holder acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Note and the Securities.

4.10 Florida Investors. The Note and the Securities have not been registered under the Florida Securities Act in reliance upon an exemption therefrom. Any sale made pursuant to such exemption is voidable by a Florida purchaser within three days after the first tender of consideration is made by such purchaser to the issuer, an agent of the issuer, or an escrow agent in payment for such securities. However, this right is not available to any purchaser who is a bank, trust company, savings institution, insurance company, securities dealer, investment company (as defined in the Investment Company Act), pension or profit-sharing trust, qualified institutional buyer as defined in 17 C.F.R. 230.144A(a), under the 1933 Act, or any foreign buyer that satisfies the minimum financial requirements set forth in such rule.

4.11 Funds. The Holder represents that no part of the funds that will be provided under this Note will or have been directly or indirectly derived from, or related to, any activity that may contravene federal, state, or international laws and regulations, including anti-money laundering laws and regulation including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and regulations of the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC). The Holder further represents that it and its affiliates are not acting directly or indirectly for or on behalf of any person, group, entity, or nation named by any Executive Order of the U.S. as a terrorist, Specially Designated National and Blocked Person (SDN) or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC. The Holder further represents that it and its affiliates also are not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of any SDN.

5. Representations and Warranties of the Company. In connection with the transactions contemplated by this Note, the Company hereby represents and warrants to the Holder as follows:

5.1 Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

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5.2 Authorization and Enforceability. Except for the authorization and issuance of Units upon Mandatory Conversion of this Note and the required stockholder approval, all corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note valid and enforceable in accordance with its terms.

6. Miscellaneous.

6.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Holder. This Note is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note.

6.2 Choice of Law. This Note, and all matters arising out of or relating to this Note and the Securities, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

6.3 Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Note are included for convenience only and are not to be considered in construing or interpreting this Note.

6.5 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto.

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6.6 No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this Note. The Holder agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold the Holder harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.7 Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Note.

6.8 Entire Agreement; Amendments and Waivers. This Note and the exhibits constitute the full and entire understanding and agreement between the parties with regard to the subject hereof. Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and a majority in interest of the outstanding principal amount of the Series Notes.

6.9 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions will be excluded from this Note and the balance of the Note will be interpreted as if such provisions were so excluded and this Note will be enforceable in accordance with its terms.

6.10 Acknowledgment. For the avoidance of doubt, it is acknowledged that the Holder will be entitled to the benefit of all adjustments in the number of shares of the Company’s capital stock as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Company’s capital stock underlying the Conversion Shares that occur prior to the conversion of this Note.

6.11 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Note and any agreements executed in connection herewith.

6.12 Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.

6.13 Officers and Directors Not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

6.14 Approval. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company’s execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family or household purpose.

[signature pageS follow]

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GAUCHO GROUP HOLDINGS, INC.

By
Name:	Scott L. Mathis
Title:	President & CEO

Address:
112 NE 41st Street, Suite 106 Miami, FL 33137 Email Address: smathis@gauchogroup.com

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Agreed to and accepted:

If an individual:

Name: Address:

Email Address:

If an entity:

[PARTY NAME]

By
Name:
Title:

Address:

Email Address:

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EXHIBIT A

Form of conversion Warrant

EXHIBIT B

U.S. ACCREDITED INVESTOR CERTIFICATE

Purchaser Name:

**Please initial on the appropriate line**

______ Category 1 Any bank as defined in Section 3(a)(2) of the 1933 Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934 or any insurance company as defined in Section 2(13) of the 1933 Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.

______ Category 2 Any private business development corporation as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

______ Category 3 Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, limited liability company or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000.

______ Category 4 Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

______ Category 5 Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds US$1,000,000. For purposes of calculating net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability. For the purposes of calculating joint net worth in this Category 5, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent and assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard of this Category 5 does not require that the securities be purchased jointly.

______ Category 6 Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

______ Category 7 Any trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

______ Category 8 Any entity in which all of the equity owners are accredited investors. It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this Category 8. If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this Category 8 may be available.

______ Category 9 Any entity, of a type not listed in Categories 1, 2, 3, 7 or 8, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of US$5,000,000. For the purposes this Category 9, “investments” is defined in rule 2a51–1(b) under the Investment Company Act of 1940.

______ Category 10 Any natural person holding in good standing one or more professional certifications or designations or credentials as follows: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and/or the Licensed Investment Adviser Representative (Series 65).

______ Category 11 A natural person who is a “knowledgeable employee,” as defined in rule 3c–5(a)(4) under the Investment Company Act of 1940, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

______ Category 12 Any “family office,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of $5,000,000; (ii) that is not formed for the specific purpose of acquiring the securities offered; and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

______ Category 13 Any “family client,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in Category 12 and whose prospective investment in the issuer is directed by such family office pursuant to Category 12(iii).